Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement of our reports dated June 16, 2010 relating to the financial statements, which appear in the Annual Reports of Masco Corporation 401(k) Plan, Masco Corporation Hourly 401(k) Plan, Masco Services Group Corp. 401(k) Plan, and Masco Services Group Corp. Hourly 401(k) Plan on Forms 11-K for the year ended December 31, 2009 which are incorporated by reference in the Registration Statements on Form S-8 (Nos. 333-74815 and 333-75362).
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Detroit, Michigan
August 13, 2010